UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2015

INDOOR HARVEST CORP.
(Exact name of registrant as specified in its charter)

Texas	333-194326	45-5577364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 East Freeway Suite A Houston, Texas	77020
(Address of Principal Executive Offices)	(Zip Code)

713-410-7903
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 13, 2015, we entered into a Director Agreement with John Choo.

The Agreement provides Mr. Choo will be compensated as follows:

    A. Expenses. The Company will reimburse the Director for reasonable travel and other incidental expenses incurred by the Director in performing his services and attending meetings as approved in advance by the Company.

    B. Stock Options. The Company shall award to the Director 166,560 shares of Common Stock pursuant to the Company's 2015 Stock Incentive. The table below sets forth the award date, amount and vesting date.

Date of Award	Number of Shares	Date of Vesting
March 13, 2015	20,820	May 31, 2015
June 1, 2015	20,820	August 31, 2015
September 1, 2015	20,820	November 30, 2015
December 1, 2015	20,820	February 29, 2016
March 1, 2016	20,820	May 31, 2016
June 1, 2016	20,820	August 31, 2016
September 1, 2016	20,820	November 30, 2016
December 1, 2016	20,820	March 13, 2017
Total	166,560

If the Director is a Director both at the Date of Award and Date of Vesting, the shares for each award in the Table above shall be fully vested, a certificate representing the shares shall be issued and shall be non-forfeitable. If the Director is not a Director at the Date of Award, the shares for each award in the Table above at that date and thereafter shall not be awarded.  If the Director is a Director at the Date of Award and not at the Date of Vesting, the shares for each such award in the Table above shall be forfeited, no shares shall be issued thereafter and a certificate representing the shares shall not be issued.

The Agreement is filed as an exhibit to this Form 8-K and should be referred to in its entirety for complete information concerning the Agreement.

Item 8.01. Other Events.

On March 13, 2015, Mr. John Choo, age 40, was elected as a Director of the Corporation.

From April to December 2014, Mr. Choo held positions at Tweed Marijuana, Inc., a medical cannabis producer and distributor in Canada, as Architect of Strategic Alliances and Specialized Business Development.

From May 2012 to April 2014, Mr. Choo operated a consultancy as a Chief Strategist providing clients with professional strategy development for pre and post IPO technology companies.

From April 2008 through May 2012, Mr. Choo was a partner and Director of Business Development for Tekinsion, Inc., a technology company providing products and user experience design for the mobile industry.

From November 2004 through April 2008, Mr. Choo held the position as Sr. Business Analyst for Sitebrand, Inc., an E-Commerce marketing software Company.

In 1997, Mr. Choo received a degree in Law and Administration from Algonquin College in Ottawa Ontario.

Mr. Choo has spent over a decade in the technology space advising pre and post IPO organizations on strategy architecture and execution. Leading early stage groups into international technology IP licensing, product and services architecture, acquisitions and valuation building for investment activities.

As a member of the board, Mr. John Choo contributes the benefits of his executive leadership and management experience in developing corporate strategy, assessing emerging industry trends, and business operations.  His contributions and deep understanding of all aspects of our business, products and markets will provide substantial experience to fuel our corporate growth.

Exhibits

10.1  Director Agreement with John Choo

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

INDOOR HARVEST CORP.

Date: March 13, 2015	By:	/s/ Chad Sykes
Chad Sykes
Chief Executive Officer and Director